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                                CUSTODY AGREEMENT

This Custody Agreement is dated May, 1993 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and IDS Bank & Trust (the "Customer").

1. The Customer hereby appoints the Custodian as a custodian of securities and other property owned or under the control of the Customer which are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Customer. The Customer instructs the Custodian to establish on the books and records of the Custodian an account (the "Account") in the name of the Customer. The Custodian shall record in the Account and shall have general responsibility for the safekeeping of all securities ("Securities"), cash and other property (all such Securities, cash and other Property being collectively the "Property") of the Customer so delivered for custody. It is understood that the specific procedures the Custodian will use in carrying out its responsibilities under this Agreement are set forth in the procedures manual (the "Procedures Manual") prepared by the Custodian and delivered to the Customer, as such Procedures Manual may be amended from time to time by the Custodian by 90 days prior written notice to the Customer (unless the Customer agrees to a shorter period). The Customer acknowledges that the Procedures Manual constitutes an integral part of this Agreement.

2. The Property may be held in custody and deposit accounts that have been established by the Custodian with one or more domestic or foreign banks, or through the facilities of one or more clearing agencies or central securities depositories, as listed on Exhibit A hereto (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by written notice to the Customer. The Custodian shall deliver to the Customer such information as is necessary or appropriate for the Customer to determine that the Customer is in compliance with Rule 17f-5 promulgated under the Investment Company Act of 1940, as amended. The Custodian may hold Property for all of its customers with a Subcustodian in a single account that is identified-as belonging to the Custodian for the benefit of its customers. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. The Customer agrees that the Property may be physically held outside the United States. The Custodian shall not be liable for any loss resulting directly from the physical presence of any Property in a foreign country (and not by virtue of the actions of the Custodian or any Subcustodian) including, but not limited to, losses resulting from nationalization, expropriation, exchange controls or acts of war or terrorism. Except as provided in the previous sentence, the liability of the Custodian for losses incurred by the Customer in respect of Securities shall not be affected by the Custodian's use of Subcustodians.

3. With respect to Property held by a Subcustodian pursuant to Section 2:

         (a) The Custodian will identify on its books as belonging to the Customer any Property held by a Subcustodian for the Custodian's account;

         (b) The Custodian will hold Property through a Subcustodian only if (i) such Subcustodian and any securities depository or clearing agency in which such Subcustodian holds Property, or any of their creditors, may not assert any right, charge security interest, lien, encumbrance or other claim of any kind to such


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         Property except a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration;

         (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any property held by the Subcustodian other than property of the Custodian's customers and as held solely for the benefit of customers of the Custodian; and

         (d) In the event that the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian will be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as a custodian for its customers.

4. The Custodian shall allow the Customer's accountants reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Customer's affairs. The Custodian shall also obtain from any Subcustodian (and will require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Customer's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

5. The Custodian shall provide such reports and other information to the Customer and to such persons as the Customer directs as the Custodian and the Customer may agree from time to time, including such reports which are described in the Procedures Manual.

6. The Custodian shall make or cause any Subcustodian to make payments from monies being held in the Account only:

         (a) upon the purchase of Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon the delivery of such Securities;

         (b) for payments to be made in connection with the conversion, exchange or surrender of Securities;

         (c) upon a request of the Customer that the Custodian return monies being held in the Account;

         (d) upon a request of the Customer that monies be exchanged for or used to purchase monies denominated in a different currency and then only upon receipt of such exchanged or purchased monies;

         (e) as provided in Section 8 and 12 hereof;

         (f) upon termination of this Custody Agreement as hereinafter set forth; and


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         (g) for any other purpose upon receipt of explicit instructions of the
         Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such payment.

Except as provided in the last two sentences of this Section 6 and as provided in Section 8, all payments pursuant to this Section 6 will be made only upon receipt by the Custodian of Authorized Instructions (as hereinafter defined) from the Customer which shall specify the purpose for which the payment is to be made. In the event that it is not possible to make a payment in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any payment pursuant to subsection (f) of this Section 6 will be made in accordance with
Section 16.

7. The Custodian shall make or cause any Subcustodian to make transfers, exchanges or deliveries of Securities only:

         (a) upon sale of such Securities and then, to the extent consistent with practice in the jurisdiction in which settlement occurs, upon receipt of payment therefor;

         (b) upon exercise of conversion, subscription, purchase, exchange or other similar rights pertaining to such Securities and, if applicable to such exercise and if consistent with practice in the applicable jurisdiction, only on receipt of substitute or additional securities to be received upon such exercise;

         (c) as provided in Section 8 hereof;

         (d) upon the termination of this Custody Agreement as hereinafter set forth; and

         (e) for any other purpose upon receipt of explicit instructions of the Customer accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such transfer, exchange or delivery.

Except as provided in the last two sentences of this Section 7 and as provided in Section 8, all transfers, exchanges or deliveries of Securities pursuant to this Section 7 will be made only upon receipt by the Custodian of Authorized Instructions of the Customer which shall specify the purpose for which the transfer, exchange or delivery is to be made. In the event that it is not possible to transfer Securities in accordance with Authorized Instructions of the Customer, the Custodian shall proceed in accordance with the procedures set forth in the Procedures Manual. Any transfer or delivery pursuant to subsection
(d) of this Section 7 will be made in accordance with Section 16.

8. In the absence of Authorized Instructions from the Customer to the contrary, the Custodian may, and may authorize any Subcustodian to:

         (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Customer;

         (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Account;


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         (c) exchange Securities when the exchange is purely ministerial
         (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

         (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

         (e) execute in the Customer's name such ownership and other certificates as may be required to obtain the payment of income from
         Securities:

         (f) pay or cause to be paid, from the Account, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

         (g) endorse for collection, in the name of the Customer, checks, drafts and other negotiable instruments; and

         (h) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

9. "Authorized Instructions" of the Customer shall mean instructions received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing in advance between the Customer and the Custodian. The Custodian shall be entitled to act, and shall have no liability for acting, in accordance with the terms of this Agreement or upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by one or more persons which the Customer has previously identified to the Custodian as authorized to act on the Customer's behalf.

10. Securities which must be held in registered form may be registered in the name of the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of such entity's nominee. The Customer agrees to hold the Custodian and Subcustodians and any such nominee harmless from any liability arising out of any such person acting as a holder of record of such Securities. The Custodian may without notice to the Customer cause any Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer.

11. All cash received by the Custodian for the Account shall be held by the Custodian as a short-term credit balance in favor of the Customer and, if the Custodian and the Customer have agreed in writing in advance that such credit balances shall bear interest, the Customer shall earn interest at the rates and times as agreed between the Custodian and the Customer. The Customer understands that any such credit balances will not be accompanied by the benefit of any governmental insurance.

12. From time to time, the Custodian may arrange or extend short-term credit for the Customer which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Procedures Manual, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Customer on demand. The Custodian shall be entitled to charge the Customer interest for any such credit extension at rates to be agreed upon from time to time. In addition to any other remedies


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available, the Custodian shall be entitled to a right of set-off against the
Property to satisfy the repayment of such credit extensions and the payment of accrued interest thereon. The Custodian may act as the Customer's agent or act as a principal in foreign exchange transactions at such rates as are agreed from time to time between the Customer and the Custodian.

13. The Customer represents that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 12) are within the Customer's power and authority and have been duly authorized by all requisite action (corporate or otherwise) and (ii) this Agreement and each extension of short-term credit extended or arranged for the benefit of the Customer in accordance with Section 12 will at all times constitute a legal, valid and binding obligation of the Customer and be enforceable against the Customer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

The Custodian represents that the execution, delivery and performance of this Agreement is within the Custodian's power and authority and has been duly authorized by all requisite action of the Custodian. This Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

14. The Custodian shall be responsible for the performance of only such duties as are set forth in this Agreement or the Procedures Manual or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall not be liable to the Customer or to any other person for any action taken or omitted to be taken by it in connection with this Agreement in the absence of negligence or willful misconduct on the part of the Custodian. Upon Custodian, the Customer agrees to deliver to the Custodian a duly executed power of attorney, in form and substance satisfactory to the Custodian, authorizing the Custodian to take any action or execute any instrument on behalf of the Customer as necessary or advisable to accomplish the purposes of this Agreement.

15. The Customer agrees to pay to the Custodian from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon from time to time and the Custodian's out-of-pocket or incidental expenses. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Account or any Property held therein. The Custodian is and any Subcustodians are authorized to charge the Account for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement. Except as set forth in the previous sentence, or otherwise permitted pursuant to the terms of this agreement, the Custodian shall not pledge, assign, hypothecate or otherwise encumber Property without Authorized Instructions; it being understood that a Subcustodian will generally retain a lien against securities which the Subcustodian has purchased for the Account but for which the Customer has not yet paid. If the Customer is a U.S. person as defined in Rule 902 promulgated by the Securities and Exchange Commission pursuant


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to the Securities Act of 1933, as amended (the "Act"), the Customer recognizes that, in connection with the Customer's election from time to time to participate in distributions of securities (whether pursuant to rights offerings, warrant subscriptions, mergers, reorganizations or otherwise) which have not been registered pursuant to the Act, the Custodian may inform the issuer and its agents that the acquire of the securities is a U.S. person. The Custodian shall not be responsible to the Customer for the consequences of any issuer's or agent's refusal to permit the Customer to acquire such securities, and the Customer shall hold the Custodian harmless from liability to the issuer and its agents in connection with any such election by the Customer.

16. This Agreement may be terminated by the Customer or the Custodian by 90 days written notice to the other, sent by registered mail. If notice of termination is given, the Customer shall, within 60 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event the Custodian, subject to the satisfaction of any lien it may have, will transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall no longer settle any transactions in securities for the Account.

17. The Custodian, its agents and employees will maintain the confidentiality of information concerning the Property held in the Account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall to the extent practicable and legally permissible, promptly notify the Customer of such request or requirement so that the Customer may seek a protective order or waive the Custodian's or such Subcustodian's compliance with this Section 17. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

18. Any notice or other communication from the Customer to the Custodian, unless otherwise provided by this Agreement, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention: President, and any notice from the Custodian to the Customer is to be mailed postage prepaid, addressed to the Customer at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with notice from the Customer.

19. The Custodian may assign all of its rights and obligations hereunder to any other entity which is qualified to act as custodian under the terms of this Agreement and majority-owned, directly or indirectly, by Morgan Stanley Group Inc., and upon the assumption of the rights and obligations hereunder by such entity, such entity shall succeed to all of the rights and obligations of, and be substituted for, the Custodian


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hereunder as if such entity had been originally named as custodian herein. The
Custodian shall give prompt written notice to the Customer upon the effectiveness of any such assignment.

This Agreement shall bind the successors and assigns of the Customer and the Custodian and shall be governed by the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                                                     ------------------------


                                                     By  /s/   Mark Ellis
                                                         Name: Mark Ellis
                                                         Title: Vice President

                  Address for record:                IDS Trust
                                                     1200 Northstar West
                                                     P.O. Box 534
                                                     Minneapolis, MN 55440-0534

                                                     ------------------------

Accepted:

MORGAN STANLEY TRUST COMPANY


By /s/ David P. Roccato
   Authorized Signature
   Roccato